Exhibit (h)(a)(26)

May 1, 2014

Mr. Robert Triano

Vice President

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Re:	Pacific Select Fund – Transfer Agency and Service Agreement

Reference is made to the Transfer Agency and Service Agreement between us dated as of May 1, 2011, as amended (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.

Addition:

PD 1-3 Year Corporate Bond Portfolio

Liquidations:

Cash Management Portfolio

In accordance with the Additional Funds provisions of Section 12 of the Agreement, we request that you act as the transfer agent with respect to the new portfolios. A current schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Pacific Select Fund

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Vice President

By:	/s/ Laurene E. MacElwee
Name: Laurene E. MacElwee
Title: VP & Assistant Secretary

Accepted:
State Street Bank and Trust Company

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

Schedule A – Services Agreement

List of Portfolios

As of May 1, 2014

Fund	Class of Shares
AMERICAN FUNDS - GROWTH-INCOME	P
AMERICAN FUNDS - GROWTH	P
-
COMSTOCK	P
CURRENCY STRATEGIES	P
DIVERSIFIED BOND	P
Dividend Growth	P
EMERGING MARKETS	P
EQUITY INDEX	P
EMERGING MARKET DEBT	P
FLOATING RATE LOAN	P
FLOATING RATE INCOME	P
FOCUSED GROWTH	P
GLOBAL ABSOLUTE RETURN	P
GROWTH LT	P
HEALTH SCIENCES	P
HIGH YIELD BOND	P
INFLATION MANAGED	P
INFLATION STRATEGY	P
INTERNATIONAL LARGE-CAP	P
INTERNATIONAL SMALL CAP	P
INTERNATIONAL VALUE	P
LONG/SHORT LARGE-CAP (both sub accounts maintained by State Street)	P
LARGE CAP GROWTH	P
LARGE-CAP VALUE	P
MAIN STREET CORE	P
MANAGED BOND	P
MID-CAP EQUITY	P
MID-CAP GROWTH	P
MID-CAP VALUE	P
PD 1-3 YEAR CORPORATE BOND PORTFOLO	P
PD AGGREGATE BOND INDEX	P
PD EMERGING MARKETS	P
PD HIGH YIELD BOND MARKET	P
PD INTERNATIONAL LARGE-CAP	P
PD LARGE-CAP GROWTH INDEX	P
PD LARGE-CAP VALUE INDEX	P
PD SMALL-CAP GROWTH INDEX	P
PD SMALL-CAP VALUE INDEX	P
PRECIOUS METALS	P
REAL ESTATE	P
SHORT DURATION BOND	P
SMALL CAP EQUITY (both sub accounts maintained by State Street)	P
SMALL CAP GROWTH	P
SMALL-CAP INDEX	P

SMALL-CAP VALUE	P
TACTICAL U.S. STRATEGY	P
TACTICAL INTERNATIONAL	P
TECHNOLOGY	P
VALUE ADVANTAGE	P